EXHIBIT 10.1

ENDOCYTE, INC.
2010 EQUITY INCENTIVE PLAN
PERFORMANCE-BASED RESTRICTED STOCK UNIT
AWARD AGREEMENT
(2011 RSU PROGRAM)

This Award Agreement (“Award Agreement”), dated as of May 26, 2011, is by and between Endocyte, Inc., a Delaware corporation (the “Company”), and        (“Participant”). Unless otherwise defined herein, the terms defined in the Endocyte, Inc. 2010 Equity Incentive Plan (the “Plan”), shall have the same defined meanings in this Award Agreement.

I.	NOTICE OF GRANT

Participant:

The Company has granted the Participant an award of performance-based restricted stock units (“RSUs”), subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Target Number of RSUs:
Maximum Number of RSUs:
Award Date:	May 26, 2011
Performance Measure:
The Performance Measure shall be the approval, with
respect to any country or jurisdiction, of the
applicable Regulatory Authority to manufacture and
sell a product in that country or jurisdiction (the
“Commercial Approval”).
“Regulatory Authority” means, with respect to any
country or jurisdiction, the governmental agency or
authority that regulates the testing, investigation,
manufacture, marketing and sale of human
pharmaceutical products, including without limitation
the Food and Drug Administration in the United States
and the European Medicines Agency in the European
Union.

Performance Deadline:	May 26, 2016

II. AGREEMENT

1. Grant of Award. As of the Award Date indicated in the Notice of Grant above, the Company hereby grants to Participant an award of RSUs (the “Award”), subject to the terms and conditions of the Plan, which is incorporated herein by reference, and this Award Agreement. Until the RSUs are actually settled and paid, each RSU represents an unfunded and unsecured obligation of the Company of an amount equal to the Fair Market Value of one Share, subject to certain performance-based and service-based vesting requirements and the other restrictions, terms and conditions contained in this Award Agreement and the Plan. Except as may be required by law, Participant is not required to make any payment (other than payments for taxes pursuant to the Plan) or provide any consideration other than the rendering of future services to the Company.

2. General.

(a) No RSUs shall be earned unless and until the Compensation Committee of the Board of Directors of the Company (the “Committee”) shall have determined whether First Commercial Approval (as defined in paragraph 3(b) below) or Second Commercial Approval (as defined in paragraph 3(b) below) have been obtained by the Performance Deadline.

(b) This Award does not entitle Participant to any rights of a holder of Common Stock, including dividends or voting rights. Participant shall have no rights as a stockholder with respect to any Shares issuable in respect of such RSUs, until the RSUs are actually settled and paid in the form of Shares delivered to and held of record by Participant.

3. Vesting. Unless otherwise provided in this Award Agreement or in the Plan, the RSUs shall be subject to the following conditions for vesting:

(a) The Committee shall determine whether First Commercial Approval or Second Commercial Approval has been obtained and the number, if any, of RSUs earned. The date on which the Committee makes its determination as to First Commercial Approval is hereinafter referred to as the “First Determination Date”. The date on which the Committee makes its determination as to Second Commercial Approval is hereinafter referred to as the “Second Determination Date”.

(b) The target number of RSUs as set forth above will be earned (the “Target Earned RSUs”) upon receipt of the first Commercial Approval from any Regulatory Authority for any therapeutic compound or product of the Company (the “First Commercial Approval”), provided that such approval is granted on or before the Performance Deadline. The difference between the maximum number of RSUs and target number of RSUs will be earned (the “Incremental Earned RSUs”, and together with the Target Earned RSUs, the “Earned RSUs”) upon receipt of the second Commercial Approval from any Regulatory Authority (which may, but need not, be the same Regulatory Authority that granted the First Commercial Approval) for any therapeutic compound or product of the Company (the “Second Commercial Approval”), provided that such approval is granted on or before the Performance Deadline.

(c) Except as otherwise set forth in this Award Agreement, one-half of the Target Earned RSUs shall become vested and nonforfeitable on the First Determination Date, provided Participant has maintained its relationship as a Service Provider. The second half of the Target Earned RSUs shall become vested and nonforfeitable on the first anniversary of the First Determination Date, provided Participant has maintained its relationship as a Service Provider. Except as otherwise set forth in this Award Agreement, one-half of the Incremental Earned RSUs shall become vested and nonforfeitable on the Second Determination Date, provided Participant has maintained its relationship as a Service Provider. The second half of the Incremental Earned RSUs shall become vested and nonforfeitable on the first anniversary of the Second Determination Date, provided Participant has maintained its relationship as a Service Provider.

4. Restrictions and Forfeitures. If First Commercial Approval is not obtained by the Performance Deadline, all RSUs in this Award shall be cancelled and forfeited to the Company. If Second Commercial Approval is not obtained by the Performance Deadline, the difference between the maximum number of RSUs and target number of RSUs in this Award shall be cancelled and forfeited to the Company. If Participant ceases to be a Service Provider for any reason, all RSUs that are not fully vested and nonforfeitable shall be immediately cancelled and forfeited to the Company.

5. Change in Control. Upon the occurrence of a Change in Control, the unvested RSUs will be considered fully vested and earned immediately prior to consummation such Change in Control.

6. Payment. Except as provided otherwise in this Award Agreement, Earned RSUs will be settled and paid as soon as practicable after the date on which they become vested and nonforfeitable, but in no event later than the 15th day of the third month following such date. Payment may be made in cash, in Shares (in the amount of one Share for each Earned RSU), or a combination of both, as determined by the Company in its discretion.

7. Non-Transferability of RSUs. Neither the RSUs nor any interest therein may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. Any purported sale, pledge, assignment, hypothecation, transfer or other disposition in violation of this Award Agreement or the Plan will be void and of no effect. The terms of the Plan and this Award Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Participant.

8. Taxes. Participant may satisfy Participant’s tax withholding obligation, in whole or in part by (a) paying cash, (b) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

III.	OTHER TERMS

9. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant. This Award Agreement is governed by the internal substantive laws but not the choice of law rules of Indiana.

10. Notices. All notices and other communications required or permitted under this Award Agreement shall be written and delivered personally or sent by registered or certified first-class mail, postage prepaid and return receipt required, addressed as follows: if to the Company, to the Company’s executive offices in West Lafayette, Indiana, and if to Participant or his or her successor, to the residence address last furnished by Participant to the Company. Notwithstanding the foregoing, the Company may authorize notice by any other means it deems desirable or efficient at a given time, such as notice by facsimile or electronic mail (e-mail). Participant agrees to notify the Company upon any change in Participant’s residence address.

11. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE AWARD WILL BE EARNED ONLY BY ACHIEVING THE PERFORMANCE MEASURE AND CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OR ACQUIRING SHARES HEREUNDER). PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREUNDER DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE PERFORMANCE PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

12. Plan Controlling. Subject to Section 18(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan shall prevail. Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all of the terms and provisions thereof. Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Award Agreement.

The Company and Participant have executed this Award Agreement as of the date first written above.

PARTICIPANT	ENDOCYTE, INC.
By:

Name:
Title: